UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) Effective August 1, 2013, Black Ridge Oil & Gas, Inc. (the “Company”) appointed Mr. Michael Eisele, 30, to the position of Chief Operating Officer. Mr. Eisele has served since August 2012 as the Company’s Vice President of Land, overseeing the Company’s acreage portfolio and managing acquisitions and divestitures. Mr. Eisele brings over five years of oil and gas lease experience in the Williston Basin and greater Rocky Mountain region. Prior to joining the Company, Mr. Eisele was the co-owner and landman of High West Resources, Ltd. from 2011 to 2012, the owner of Eisele Resources LLC from 2009 to 2012, and a self-employed landman from 2007 to 2009. Mr. Eisele is a graduate of Luther College (B.A.).

In connection with Mr. Eisele’s promotion to Chief Operating Officer, his annual salary will increase from $105,000 to $130,000 and, pursuant to the Company’s 2012 Amended and Restated Stock Incentive Plan and a Stock Option Agreement, Mr. Eisele was granted options to purchase 165,000 shares. These options will vest in five equal installments, commencing one year from the date of grant on August 1, 2013, and continuing for the next four anniversaries thereof until fully vested. The Company and Mr. Eisele also entered into the Company’s standard Director and Officer Indemnification Agreement, pursuant to which the Company will indemnify Mr. Eisele against certain liabilities which may arise by reason of his status as an officer, as well as a Change of Control Agreement, which provides, among other things, for twelve months of severance pay in the event of termination as a result of a change in control of the Company.

The foregoing descriptions of stock options granted to Mr. Eisele, the Director and Officer Indemnification Agreement, and the Change of Control Agreement are qualified in their entirety by reference to the full text of the Stock Option Agreement, Director and Officer Indemnification Agreement and Change of Control Agreement, copies of which are attached hereto and incorporated by reference herein.

There are no family relationships between Mr. Eisele and any other director or executive officer of the Company and no transactions in which Mr. Eisele has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release related to Mr. Eisele’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Option Agreement between Black Ridge Oil & Gas, Inc. and Michael Eisele, dated August 1, 2013

10.2	Director and Officer Indemnification Agreement between Black Ridge Oil & Gas, Inc. and Michael Eisele, dated August 1, 2013

10.3	Change of Control Agreement between Black Ridge Oil & Gas, Inc. and Michael Eisele, dated August 1, 2103

99.1	Press Release issued on August 1, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

(Registrant)

Date: August 1, 2013

/s/ Ken DeCubellis, Chief Executive Officer

Ken DeCubellis, Chief Executive Officer

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